September 30, 2019

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080

Re:	Post-Effective Amendment to Registration Statement on Form S-8 for VistaGen Therapeutics, Inc.

Dear Ladies and Gentlemen:

We have acted as legal counsel to VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the Prior Plan Shares (as defined below) authorized for issuance under the 2019 Plan (as defined below).  On September 5, 2019 (the “Effective Date”), the stockholders of the Company approved the VistaGen Therapeutics, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Plan”).  The total number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance under the 2019 Plan includes, in addition to 7,500,000 new shares of Common Stock registered concurrently on a new registration statement on Form S-8 being filed by the Company (the “New Registration Statement”), an aggregate of 1,388,412 unallocated shares of Common Stock available for issuance under the VistaGen Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Prior Plan” and collectively with the 2019 Plan, the “Plans”), that are not subject to outstanding “Awards” (as defined in the 2019 Plan) as of the Effective Date (the “Prior Plan Shares”).

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following: (i) the Restated Articles of Incorporation of the Company, as amended, as currently in effect; (ii) the Amended and Restated Bylaws of the Company, as currently in effect; (iii) resolutions of the Board of Directors of the Company adopting the 2019 Plan, authorizing the issuance of the shares of Common Stock under the 2019 Plan and authorizing the filing of the New Registration Statement; (iv) resolutions of the Board of Directors of the Company adopting the Prior Plan, authorizing the issuance of the shares of Common Stock under the Prior Plan and authorizing the filing of the prior registration statement on Form S-8 relating to the Prior Plan (collectively, the “Prior Registration Statement”); (v) the Plans; (vi) the Post-Effective Amendment, the Prior Registration Statement and the New Registration Statement; and (vii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and that the persons executing the documents examined by us have the legal capacity to execute such documents.  We have also assumed that the offer and sale of the Prior Plan Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Prior Registration Statements (as amended by the Post-Effective Amendment) and the 2019 Plan. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing examination and assumptions and further assuming that (i) the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance pursuant to the 2019 Plan and (ii) the consideration, if any, required to be paid in connection with the issuance of underlying Prior Plan Shares issued pursuant to the 2019 Plan is actually received by the Company as provided in the 2019 Plan, we are of the opinion that the Prior Plan Shares to be issued pursuant to the 2019 Plan will be duly authorized, validly issued, fully paid and nonassessable.

The opinion expressed herein is specifically limited to the Nevada Revised Statutes and the federal laws of the United States of America and speaks only as of the date hereof.  Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.  This opinion is rendered solely in connection with the transactions covered hereby and may not be relied upon for any other purpose, without our prior written consent.

We hereby consent to the inclusion of this opinion as an exhibit to the Post-Effective Amendment.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Disclosure Law Group
Disclosure Law Group, a Professional Corporation